Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use on Post-Effective Amendment 1 to Form S-1 of my Report of Independent Registered Public Accounting Firm dated March 17, 2011 on the balance sheets of Bureau of Fugitive Recovery, Inc. as at December 31, 2009 and 2010, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

February 2, 2012

Ronald R. Chadwick, P.C.

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